ASSIGNMENT AND ASSUMPTION AGREEMENT


            ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of August 22, 1997 by and among ABN AMRO BANK N.V., as agent (the "Transferor Lender"), THE TORONTO-DOMINION BANK (the "Purchasing Lender"), and PNC BANK, NATIONAL ASSOCIATION, as the Documentation and Administrative Agent for the Lenders under the Credit Agreement described below (in such capacity the "Agent").

                                   WITNESSETH:

            WHEREAS, this Assignment and Assumption Agreement is being executed and delivered in accordance with Subsection 9.6a of that certain Credit Agreement dated as of August 30, 1996 by and among the Borrower, the Lenders party thereto, the Managing Agents party thereto and the Agent (the Credit Agreement together with the exhibits and schedules thereto and all amendments, modifications, extensions, renewals, substitutions and replacements thereto and thereof is hereinafter referred to as the "Agreement");

            WHEREAS, the Purchasing Lender wishes to become a party to the Agreement and assume the rights, obligations and commitments of a Lender thereunder; and

            WHEREAS, the Transferor Lender wishes to sell and assign to the Purchasing Lender all of the Transferor Lender's rights, obligations, commitments and Loans under the Agreement.

            NOW, THEREFORE, in consideration of mutual promises contained herein and other valuable consideration and with the intent to be legally bound hereby, the parties hereto agree as follows:

            1. All capitalized terms used herein as defined terms which are not defined herein but which are defined in the Agreement shall have the same meanings herein as given to them in the Agreement unless the context clearly indicates otherwise.

            2. Upon receipt by the Agent of four (4) counterparts of this Assignment and Assumption Agreement which have been executed by the Transferor Lender, the Purchasing Lender and the Agent and to each of which is attached a fully completed Schedule I, the Agent will complete, execute and deliver to the Borrower, the Transferor Lender, the Purchasing Lender and the remaining Lenders, a Transfer Effective Notice substantially in the form of Schedule II to this Assignment and Assumption Agreement (a "Transfer Effective Notice"). Such Transfer Effective Notice shall set forth, inter alia, the date on which the transfer affected by this Assignment and Assumption Agreement shall become effective (the "Transfer Effective Date").

            3. Effective upon the opening of business of the Agent on the Transfer Effective Date, the Transferor Lender hereby sells, assigns, delegates and transfers to the Purchasing Lender, without recourse and without any representations or warranties except as set forth in paragraph 9 hereof, and the Purchasing Lender hereby buys, assumes and accepts, all of the Transferor Lender' s rights, as set forth in item 2 of Schedule I hereto in (i) the Transferor Lender's Revolving Credit Commitment, (ii) the principal of, and all accrued and unpaid interest on, all outstanding Loans of the Transferor Lender, (iii) all accrued but unpaid Fees owing to the Transferor Lender under the Agreement and the other Loan Documents and (iv) all of the Transferor Lender's other rights (including voting rights), interests, duties, liabilities and obligations under the Agreement and the other Loan Documents.

            4. On the Transfer Effective Date, the Purchasing Lender shall pay to the Agent at or before 12:00 Noon (Eastern time), in immediately available funds, an amount equal to the principal of all outstanding Loans being sold by the Transferor Lender to the Purchasing Lender. The Agent shall pay such amount to the Transferor Lender, in immediately available funds, on the Transfer Effective Date. The principal amount paid by the Purchasing Lender to the Agent is referred to hereinafter as the "Purchase Price". On and after the Transfer Effective Date, the Agent shall begin to calculate interest on the outstanding Loans and all Fees under the Agreement and the other Loan Documents which are owed to the Transferor Lender and the Purchasing Lender, based on the Transferor Lender's and the Purchasing Lender's Commitment Percentages set forth in items 3 and 4 of Schedule I hereto.

            5. From and after the Transfer Effective Date, (i) the Purchasing Lender (A) shall be a Lender party to the Agreement, (B) subject to the terms thereof, and to the extent provided in this Assignment and Assumption Agreement, shall have the rights, interests, liabilities, duties and obligations of the Transferor Lender thereunder and under the Loan Documents and (C) shall have a Revolving Credit Commitment and Commitment Percentage as set forth opposite the Purchasing Lender's name in item 3 of
Schedule I hereto and (ii) the Transferor Lender (A) shall, to the extent provided in this Assignment and Assumption Agreement, relinquish such rights and interests and be released from such liabilities, duties and obligations under the Agreement and the other Loan Documents as shall have been assigned to the Purchasing Lender hereunder and (B) shall have the reduced Revolving Credit Commitment and Commitment Percentage as set forth opposite the Transferor Lender's name in item 4 of Schedule I hereto.

            6. The Transferor Lender has made arrangements with the Purchasing Lender with respect to (i) the amount, if any, to be paid, and the date or dates for payment, by the Transferor Lender to such Purchasing Lender of any Fees heretofore received by the Transferor Lender pursuant to the Agreement or any other Loan Document prior to the Transfer Effective Date and
(ii) the amount, if any, to be paid, and the date or dates for payment, by such Purchasing Lender to the Transferor Lender of Fees or interest received by such Purchasing Lender pursuant to the Agreement or any other Loan Document from and after the Transfer Effective Date. Any such amount is in addition to the Purchase Price.

            7. (i) All principal payments that would otherwise be payable from and after the Transfer Effective Date to or for the account of the Transferor Lender pursuant to the Agreement and the Notes payable to the Transferor Lender shall instead be payable to or for the account of the Transferor Lender and the Purchasing Lender in accordance with their respective interests as reflected in this Assignment and Assumption Agreement and on Schedule I hereto.

                  (ii) All interest, Fees and other amounts that would otherwise accrue for the account of the Transferor Lender from and after the Transfer Effective Date pursuant to the Agreement, the Notes payable to the Transferor Lender or the other Loan Documents shall instead accrue for the account of, and be payable to, the Transferor Lender and the Purchasing Lender in accordance with their respective interests as reflected in this Assignment and Assumption Agreement and on Schedule I hereto.

            8. As soon as possible after the Agent has received from the Transferor Lender the existing Notes payable to the Transferor Lender and after the Borrower has executed and delivered to the Agent new Notes, the Agent shall deliver to the Purchasing Lender a Revolving Credit Note payable to the order of the Purchasing Lender in a principal amount equal to the Revolving Credit Commitment of the Purchasing Lender set forth in item 3 of
Schedule I hereto and a Bid Rate Note.

            9. Each of the Transferor Lender and the Purchasing Lender represents and warrants to the other that (i) it has full power and legal right to execute and deliver this Assignment and Assumption Agreement and to perform the provisions of this Assignment and Assumption Agreement, (ii) the execution, delivery and performance of this Assignment and Assumption Agreement have been authorized by all necessary corporate action and (iii) this Assignment and Assumption Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

            10. By executing and delivering this Assignment and Assumption Agreement, the Transferor Lender and the Purchasing Lender confirm to and agree with each other, the Agent and the other Lenders as follows: (i) except as set forth in paragraph 9 immediately above, the Transferor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto;
(ii) the Transferor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of the Lenders or the performance or observance by the Borrower or any of the Lenders of any of their respective obligations under the Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto; (iii) the Purchasing Lender confirms that it has received a copy of the Agreement, together with copies of the financial statements delivered to the Agent pursuant to Section 3.5 and Section 4.2 of the Agreement, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (iv) the Purchasing Lender has not relied upon and will continue independently and without reliance upon the Agent, the Transferor Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, make its own credit decision in taking or not taking action under the Agreement and the other Loan Documents; (v) the Purchasing Lender appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under the Agreement and the other Loan Documents as are delegated to the Agent by the terms of the Agreement and the other Loan Documents, together with such powers as are reasonably incidental thereto, all in accordance with Article VIII of the Agreement and in certain other Loan Documents; and (vi) the Purchasing Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement and the other Loan Documents are required to be performed by it as a Lender.

            11. Each of the parties to this Assignment and Assumption Agreement agrees that, at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment and Assumption Agreement.

            12. As of the Transfer Effective Date, the Agreement shall be deemed to be amended (i) to make the Purchasing Lender a Lender for all purposes of the Agreement and the other Loan Documents and (ii) to adjust the Revolving Credit Commitment and Commitment Percentage of the Transferor Lender to zero at which point the Transferor Lender shall cease to be a Lender, and (iii) to provide for a Revolving Credit Commitment and Commitment Percentage for the Purchasing Lender, all as set forth on Schedule I hereto.

            13. Schedule I hereto sets forth in items 3 and 4 thereof the Revolving Credit Commitment and Commitment Percentage of the Purchasing Lender and the revised Revolving Credit Commitment and Commitment Percentage of the Transferor Lender, and sets forth in item 2 certain administrative information with respect to the Purchasing Lender.

            14. The Agent hereby waives the service fee referred to in item (iv) of Subsection 9.6 of the Agreement.

            15. THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REFERENCE TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAW.

            16. This Assignment and Assumption Agreement may be executed in as many counterparts as shall be convenient, each of which, when executed by the Transferor Lender, the Purchasing Lender or the Agent shall be regarded as an original.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed as of the date first above written.

                                    ABN AMRO BANK N.V.


                                    By  /s/ J. M. Janovsky
                                    Name  J. M. Janovsky
                                    Title  Group Vice President

                                    By  /s/ Gregory Amoroso
                                    Name  Gregory Amoroso
                                    Title  Vice President


                                    THE TORONTO-DOMINION BANK


                                    By  /s/ David G. Parker
                                    Name   David G. Parker
                                    Title  Mgr. Cr. Admin.


                                    PNC BANK, NATIONAL
                                    ASSOCIATION,
                                    as Agent for the Lenders


                                    By  /s/ Lawrence D. Jacobs
                                    Name  Lawrence D. Jacobs
                                    Title  Vice President

Consented to this 22nd day
of August, 1997

ALLEGHENY TELEDYNE INCORPORATED


By  /s/ R. S. Park
Name  R. S. Park
Title  Vice President, Treasurer

                                  SCHEDULE I TO
                       ASSIGNMENT AND ASSUMPTION AGREEMENT



1.    TRANSFEROR BANK         Existing Revolving
                              Credit Commitment:                  $25,000,000

                              Existing Pro Rata
                              Share:                                   5%

2.    PURCHASING BANK         Amount of Revolving
                              Credit Commitment
                              being purchased:                    $25,000,000

Address of Purchasing Bank for notice purposes:

The Toronto-Dominion Bank
_________________________
_________________________


Address for Euro-Rate funding, if different from above:

___________________________
___________________________
___________________________
Attention: ________________
Telephone:  (___) ___-____
Telecopier: (___) ___-____
Telex: # __________


3.    PURCHASING BANK         Revolving Credit
                              Commitment:                         $25,000,000

                              New Pro Rata Share:                        5%

4.    TRANSFEROR BANK         Revised Revolving
                              Credit Commitment:                  $  0

                              Revised Pro Rata
                              Share:                                     0%

                                 SCHEDULE II TO
                       ASSIGNMENT AND ASSUMPTION AGREEMENT


                            Transfer Effective Notice


TO: The Borrowers, the Transferor Bank, the Purchasing Bank and each other Bank


            The undersigned, the Agent pursuant to the Credit Agreement dated as of August 30, 1996, as amended by and among Allegheny Teledyne Incorporated, as the Borrower, the Lenders, the Managing Agents thereunder, and PNC Bank, National Association, as the Documentation and Administrative Agent, acknowledges receipt of fully executed counterparts of an Assignment and Assumption Agreement, as described in Schedule I attached hereto. Pursuant to such Assignment and Assumption Agreement, you are advised that the Transfer Effective Date will be [August 14, 1997].

            Capitalized terms used in this Transfer Effective Notice as defined terms shall have the meanings given them in the above-referenced Assignment and Assumption Agreement.

            Dated as of ______________.


                                    PNC BANK, NATIONAL ASSOCIATION, as Agent for the Lenders and the Managing Agents


                                    By
                                    Name:
                                    Title:

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


            ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of August 22, 1997 by and among FIRST UNION NATIONAL BANK OF NORTH CAROLINA (the "Transferor Lender"), CORESTATES BANK, N.A. (the "Purchasing Lender"), and PNC BANK, NATIONAL ASSOCIATION, as the Documentation and Administrative Agent for the Lenders under the Credit Agreement described below (in such capacity the "Agent").

                                   WITNESSETH:

            WHEREAS, this Assignment and Assumption Agreement is being executed and delivered in accordance with Subsection 9.6a of that certain Credit Agreement dated as of August 30, 1996 by and among the Borrower, the Lenders party thereto, the Managing Agents party thereto and the Agent (the Credit Agreement together with the exhibits and schedules thereto and all amendments, modifications, extensions, renewals, substitutions and replacements thereto and thereof is hereinafter referred to as the "Agreement");

            WHEREAS, the Purchasing Lender wishes to become a party to the Agreement and assume the rights, obligations and commitments of a Lender thereunder; and

            WHEREAS, the Transferor Lender wishes to sell and assign to the Purchasing Lender all of the Transferor Lender's rights, obligations, commitments and Loans under the Agreement.

            NOW, THEREFORE, in consideration of mutual promises contained herein and other valuable consideration and with the intent to be legally bound hereby, the parties hereto agree as follows:

            1. All capitalized terms used herein as defined terms which are not defined herein but which are defined in the Agreement shall have the same meanings herein as given to them in the Agreement unless the context clearly indicates otherwise.

            2. Upon receipt by the Agent of four (4) counterparts of this Assignment and Assumption Agreement which have been executed by the Transferor Lender, the Purchasing Lender and the Agent and to each of which is attached a fully completed Schedule I, the Agent will complete, execute and deliver to the Borrower, the Transferor Lender, the Purchasing Lender and the remaining Lenders, a Transfer Effective Notice substantially in the form of Schedule II to this Assignment and Assumption Agreement (a "Transfer Effective Notice"). Such Transfer Effective Notice shall set forth, inter alia, the date on which the transfer affected by this Assignment and Assumption Agreement shall become effective (the "Transfer Effective Date").

            3. Effective upon the opening of business of the Agent on the Transfer Effective Date, the Transferor Lender hereby sells, assigns, delegates and transfers to the Purchasing Lender, without recourse and without any representations or warranties except as set forth in paragraph 9 hereof, and the Purchasing Lender hereby buys, assumes and accepts, all of the Transferor Lender' s rights, as set forth in item 2 of Schedule I hereto in (i) the Transferor Lender's Revolving Credit Commitment, (ii) the principal of, and all accrued and unpaid interest on, all outstanding Loans of the Transferor Lender, (iii) all accrued but unpaid Fees owing to the Transferor Lender under the Agreement and the other Loan Documents and (iv) all of the Transferor Lender's other rights (including voting rights), interests, duties, liabilities and obligations under the Agreement and the other Loan Documents.

            4. On the Transfer Effective Date, the Purchasing Lender shall pay to the Agent at or before 12:00 Noon (Eastern time), in immediately available funds, an amount equal to the principal of all outstanding Loans being sold by the Transferor Lender to the Purchasing Lender. The Agent shall pay such amount to the Transferor Lender, in immediately available funds, on the Transfer Effective Date. The principal amount paid by the Purchasing Lender to the Agent is referred to hereinafter as the "Purchase Price". On and after the Transfer Effective Date, the Agent shall begin to calculate interest on the outstanding Loans and all Fees under the Agreement and the other Loan Documents which are owed to the Transferor Lender and the Purchasing Lender, based on the Transferor Lender's and the Purchasing Lender's Commitment Percentages set forth in items 3 and 4 of Schedule I hereto.

            5. From and after the Transfer Effective Date, (i) the Purchasing Lender (A) shall be a Lender party to the Agreement, (B) subject to the terms thereof, and to the extent provided in this Assignment and Assumption Agreement, shall have the rights, interests, liabilities, duties and obligations of the Transferor Lender thereunder and under the Loan Documents and (C) shall have a Revolving Credit Commitment and Commitment Percentage as set forth opposite the Purchasing Lender's name in item 3 of
Schedule I hereto and (ii) the Transferor Lender (A) shall, to the extent provided in this Assignment and Assumption Agreement, relinquish such rights and interests and be released from such liabilities, duties and obligations under the Agreement and the other Loan Documents as shall have been assigned to the Purchasing Lender hereunder and (B) shall have the reduced Revolving Credit Commitment and Commitment Percentage as set forth opposite the Transferor Lender's name in item 4 of Schedule I hereto.

            6. The Transferor Lender has made arrangements with the Purchasing Lender with respect to (i) the amount, if any, to be paid, and the date or dates for payment, by the Transferor Lender to such Purchasing Lender of any Fees heretofore received by the Transferor Lender pursuant to the Agreement or any other Loan Document prior to the Transfer Effective Date and
(ii) the amount, if any, to be paid, and the date or dates for payment, by such Purchasing Lender to the Transferor Lender of Fees or interest received by such Purchasing Lender pursuant to the Agreement or any other Loan Document from and after the Transfer Effective Date. Any such amount is in addition to the Purchase Price.

            7. (i) All principal payments that would otherwise be payable from and after the Transfer Effective Date to or for the account of the Transferor Lender pursuant to the Agreement and the Notes payable to the Transferor Lender shall instead be payable to or for the account of the Transferor Lender and the Purchasing Lender in accordance with their respective interests as reflected in this Assignment and Assumption Agreement and on Schedule I hereto.

                  (ii) All interest, Fees and other amounts that would otherwise accrue for the account of the Transferor Lender from and after the Transfer Effective Date pursuant to the Agreement, the Notes payable to the Transferor Lender or the other Loan Documents shall instead accrue for the account of, and be payable to, the Transferor Lender and the Purchasing Lender in accordance with their respective interests as reflected in this Assignment and Assumption Agreement and on Schedule I hereto.

            8. As soon as possible after the Agent has received from the Transferor Lender the existing Notes payable to the Transferor Lender and after the Borrower has executed and delivered to the Agent new Notes, the Agent shall deliver to the Purchasing Lender a Revolving Credit Note payable to the order of the Purchasing Lender in a principal amount equal to the Revolving Credit Commitment of the Purchasing Lender set forth in item 3 of
Schedule I hereto and a Bid Rate Note.

            9. Each of the Transferor Lender and the Purchasing Lender represents and warrants to the other that (i) it has full power and legal right to execute and deliver this Assignment and Assumption Agreement and to perform the provisions of this Assignment and Assumption Agreement, (ii) the execution, delivery and performance of this Assignment and Assumption Agreement have been authorized by all necessary corporate action and (iii) this Assignment and Assumption Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

            10. By executing and delivering this Assignment and Assumption Agreement, the Transferor Lender and the Purchasing Lender confirm to and agree with each other, the Agent and the other Lenders as follows: (i) except as set forth in paragraph 9 immediately above, the Transferor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto;
(ii) the Transferor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of the Lenders or the performance or observance by the Borrower or any of the Lenders of any of their respective obligations under the Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto; (iii) the Purchasing Lender confirms that it has received a copy of the Agreement, together with copies of the financial statements delivered to the Agent pursuant to Section 3.5 and Section 4.2 of the Agreement, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (iv) the Purchasing Lender has not relied upon and will continue independently and without reliance upon the Agent, the Transferor Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, make its own credit decision in taking or not taking action under the Agreement and the other Loan Documents; (v) the Purchasing Lender appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under the Agreement and the other Loan Documents as are delegated to the Agent by the terms of the Agreement and the other Loan Documents, together with such powers as are reasonably incidental thereto, all in accordance with Article VIII of the Agreement and in certain other Loan Documents; and (vi) the Purchasing Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement and the other Loan Documents are required to be performed by it as a Lender.

            11. Each of the parties to this Assignment and Assumption Agreement agrees that, at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment and Assumption Agreement.

            12. As of the Transfer Effective Date, the Agreement shall be deemed to be amended (i) to make the Purchasing Lender a Lender for all purposes of the Agreement and the other Loan Documents and (ii) to adjust the Revolving Credit Commitment and Commitment Percentage of the Transferor Lender to zero at which point the Transferor Lender shall cease to be a Lender, and to provide for a Revolving Credit Commitment and Commitment Percentage for the Purchasing Lender, all as set forth on Schedule I hereto.

            13. Schedule I hereto sets forth in items 3 and 4 thereof the Revolving Credit Commitment and Commitment Percentage of the Purchasing Lender and the revised Revolving Credit Commitment and Commitment Percentage of the Transferor Lender, and sets forth in item 2 certain administrative information with respect to the Purchasing Lender.

            14.   The Agent hereby waives the service fee referred to in item
(iv) of Subsection 9.6a of the Agreement.

            15. THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REFERENCE TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAW.

            16. This Assignment and Assumption Agreement may be executed in as many counterparts as shall be convenient, each of which, when executed by the Transferor Lender, the Purchasing Lender or the Agent shall be regarded as an original.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed as of the date first above written.

                                   FIRST UNION NATIONAL BANK
                                   (f/k/a FIRST UNION NATIONAL BANK OF NORTH
                                   CAROLINA)


                                    By  /s/ Jane W. Workman
                                    Name  Jane W. Workman
                                    Title  Senior Vice President


                                    CORESTATES BANK, N.A.


                                    By  /s/ Farina Rashid
                                    Name  Farina Rashid
                                    Title  Commercial Officer

                                    PNC BANK, NATIONAL
                                    ASSOCIATION,
                                    as Agent for the Lenders


                                    By  /s/ Lawrence D. Jacobs
                                    Name  Lawrence D. Jacobs
                                    Title  Vice President

Consented to this 22nd day
of August, 1997

ALLEGHENY TELEDYNE INCORPORATED


By  /s/ R. S. Park
Name  R. S. Park
Title  Vice President, Treasurer

                                  SCHEDULE I TO
                       ASSIGNMENT AND ASSUMPTION AGREEMENT



1.    TRANSFEROR BANK               Existing Revolving
                                    Credit Commitment:         $25,000,000

                                    Existing Pro Rata
                                    Share:                           5%

2.    PURCHASING BANK               Amount of Revolving
                                    Credit Commitment
                                    being purchased:           $25,000,000

Address of Purchasing Bank for notice purposes:

___________________________
___________________________
___________________________
___________________________


Address for Euro-Rate funding, if different from above:

___________________________
___________________________
___________________________
Attention:_________________
Telephone:  (___) ___-____
Telecopier: (___) ___-____
Telex: # __________


3.    PURCHASING BANK               Revolving Credit
                                    Commitment:                   $25,000,000

                                    New Pro Rata Share:                 5%

4.    TRANSFEROR BANK               Revised Revolving
                                    Credit Commitment:            $  0

                                    Revised Pro Rata
                                    Share:                              0%

                                 SCHEDULE II TO
                       ASSIGNMENT AND ASSUMPTION AGREEMENT


                            Transfer Effective Notice


TO: The Borrowers, the Transferor Bank, the Purchasing Bank and each other Bank


            The undersigned, the Agent pursuant to the Credit Agreement dated as of August 30, 1996, as amended by and among Allegheny Teledyne Incorporated, as the Borrower, the Lenders, the Managing Agents thereunder, and PNC Bank, National Association, as the Documentation and Administrative Agent, acknowledges receipt of fully executed counterparts of an Assignment and Assumption Agreement, as described in Schedule I attached hereto. Pursuant to such Assignment and Assumption Agreement, you are advised that the Transfer Effective Date will be August 26, 1997.

            Capitalized terms used in this Transfer Effective Notice as defined terms shall have the meanings given them in the above-referenced Assignment and Assumption Agreement.

            Dated as of ______________.


                                    PNC BANK, NATIONAL ASSOCIATION, as Agent for the Lenders and the Managing Agents


                                    By
                                    Name:
                                    Title:

                               FIRST AMENDMENT TO
                                CREDIT AGREEMENT


                                      Among


                         ALLEGHENY TELEDYNE INCORPORATED
                                 as the Borrower


                    THE FINANCIAL INSTITUTIONS PARTY THERETO
                                 as the Lenders


             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
                      (formerly Bank of America - Illinois)
                            THE CHASE MANHATTAN BANK
                                MELLON BANK, N.A.
                                       and
                         PNC BANK, NATIONAL ASSOCIATION
                               as Managing Agents


                                       and


                         PNC BANK, NATIONAL ASSOCIATION
                  as the Documentation and Administrative Agent



                                   Dated as of

                                 August 31, 1997

                       FIRST AMENDMENT TO CREDIT AGREEMENT


            THIS FIRST AMENDMENT TO CREDIT AGREEMENT (the "First Amendment") made as of August 31, 1997 to that certain Credit Agreement dated as of August 30, 1996 (the Credit Agreement together with the exhibits and schedules thereto and all modifications, amendments, extensions, renewals, substitutions or replacements prior to the date hereof, the "Existing Agreement") among the FINANCIAL INSTITUTIONS listed on the signature pages hereto and each other financial institution which from time to time becomes a party hereto in accordance with Section 9.6a (individually a "Lender" and collectively the "Lenders"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (formerly Bank of America-Illinois), THE CHASE MANHATTAN BANK, MELLON BANK, N.A. and PNC BANK, NATIONAL ASSOCIATION as Managing Agents (individually a "Managing Agent" and collectively the "Managing Agents") and PNC BANK, NATIONAL ASSOCIATION, a national banking association, Documentation and Administrative Agent for the Lenders (in such capacity the "Agent").

                                   WITNESSETH:

            WHEREAS, the Borrower and the initial Lenders, the Managing Agent and the Agent entered into the Existing Agreement pursuant to which the Lenders made certain financial accommodations available to the Borrower including a Revolving Credit Commitment;

            WHEREAS, the Borrower has requested that the Lenders, and the Lenders are willing upon the following terms and conditions, to extend the Termination Date to August 31, 2002; and

            WHEREAS, the Borrower and the Lenders, the Managing Agents and the Agent desire to amend the Existing Agreement as set forth herein.

            NOW THEREFORE, in consideration of the mutual premises contained herein and other good and valuable consideration, the Borrower and the Bank with the intent to be legally bound hereby, agree that the Existing Agreement shall be amended as follows:


                                    ARTICLE I

                        AMENDMENTS TO EXISTING AGREEMENT

            Section 1.01. Additional Definition. Section 1.1 of the Existing Agreement is hereby amended such that the following definition shall be added thereto in the appropriate alphabetical order:

            "First Amendment Effective Date" shall mean August 31, 1997.

            Section 1.02. Amended Definitions. Section 1.1 of the Existing Agreement is hereby amended such that each of the following definition is amended and restated in its entirety to read as follows:

            "Termination Date" shall mean August 31, 2002 or such later date as is ultimately determined in accordance with Section 2.8 hereof.

            Section 1.03. Amendment to Section 5.5. Section 5.5 is hereby amended by replacing Schedule 5.5 attached to the Existing Agreement with restated Schedule 5.5 attached to the First Amendment.

            Section 1.04. No Other Amendments or Waivers. The amendments to the Existing Agreement set forth in Sections 1.01 through 1.03 inclusive above do not either implicitly or explicitly alter, waive or amend, except as expressly provided in this First Amendment, the provisions of the Existing Agreement. The amendments set forth in Sections 1.01 through 1.03 hereof do not waive, now or in the future, compliance with any other covenant, term or condition to be performed or complied with nor do they impair any rights or remedies of the Lenders or the Agent under the Existing Agreement with respect to any such violation. Nothing in this First Amendment shall be deemed or construed to be a waiver or release of, or a limitation upon, the Lenders' or the Agents' exercise of any of their respective rights and remedies under the Existing Agreement and the other Loan Documents, whether arising as a consequence of any Events of Default which may now exist or otherwise, and all such rights and remedies are hereby expressly reserved.


                                   ARTICLE II

                     BORROWER'S SUPPLEMENTAL REPRESENTATIONS

            Section 2.01 Incorporation by Reference. As an inducement to the Lenders to enter into this First Amendment, the Borrower hereby repeats herein, for the benefit of the Lenders, the representations and warranties made by the Borrower in Sections 3.1 through 3.15, inclusive, of the Existing Agreement, as amended hereby, except that for purposes hereof such representations and warranties shall be deemed to extend to and cover this First Amendment.


                                   ARTICLE III

                              CONDITIONS PRECEDENT

            Section 3.01. Conditions Precedent. Each of the following shall be a condition precedent to the effectiveness of this First Amendment:

            (i) The Lenders shall have received, on or before the First Amendment Effective Date, duly executed counterpart originals of this First Amendment.

            (ii) The following statements shall be true and correct on the First Amendment Effective Date:

                  (A) except to the extent modified in writing by the Borrower heretofore delivered to the Lenders, the representations and warranties made pursuant to Section 2.01 of this First Amendment and in the other Loan Documents are true and correct on and as of the First Amendment Effective Date as though made on and as of such date in all material respects;

                  (B) no Event of Default or event which with the giving of notice or passage of time or both would become an Event of Default has occurred and is continuing, or would result from the execution of or performance under this First Amendment;

                  (C) the Borrower has in all material respects performed all agreements, covenants and conditions required to be performed on or prior to the date hereof under the Existing Agreement and the other Loan Documents.


                                   ARTICLE IV

                               GENERAL PROVISIONS

            Section 4.01. Ratification of Terms. Except as expressly amended by this First Amendment, the Existing Agreement and each and every representation, warranty, covenant, term and condition contained therein is specifically ratified and confirmed in all material respects.

            Section 4.02. References. All notices, communications, agreements, certificates, documents or other instruments executed and delivered after the execution and delivery of this First Amendment in connection with the Agreement, any of the other Loan Documents or the transactions contemplated thereby may refer to the Existing Agreement without making specific reference to this First Amendment, but nevertheless all such references shall include this First Amendment unless the context requires otherwise. From and after the First Amendment Effective Date, all references in the Existing Agreement and each of the other Loan Documents to the "Agreement" shall be deemed to be references to the Existing Agreement as amended hereby.

            Section 4.03. Counterparts. This First Amendment may be executed in different counterparts, each of which when executed by the Borrower and the Bank shall be regarded as an original, and all such counterparts shall constitute one First Amendment.

            Section 4.04. Capitalized Terms. Except for proper nouns and as otherwise defined herein, capitalized terms used herein as defined terms shall have the meanings ascribed to them in the Existing Agreement, as amended hereby.

            Section 4.05. Governing Law. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAW.

            Section 4.06. Headings. The headings of the sections in this First Amendment are for purposes of reference only and shall not be deemed to be a part hereof.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this First Amendment to be duly executed by their proper and duly authorized officers the day first above written.


                                       ALLEGHENY TELEDYNE INCORPORATED


                                       By  /s/ R. S. Park
                                       Name  R. S. Park
                                       Title  Vice President, Treasurer


PNC BANK, NATIONAL ASSOCIATION,        BANK OF AMERICA NATIONAL TRUST AND
as Lender, Managing Agent and Agent    SAVINGS ASSOCIATION
                                       as Lender and Managing Agent

By  /s/ Lawrence W. Jacobs             By  /s/ M. A. Detrick
Name  Lawrence W. Jacobs               Name  M. A. Detrick
Title  Vice President                  Title  Vice President


THE CHASE MANHATTAN BANK,              MELLON BANK, N.A.,
as Lender and Managing Agent           as Lender and Managing Agent


By  /s/ James H. Ramage                By  /s/ David Jardini
Name  James H. Ramage                  Name  David Jardini
Title  Vice President                  Title  Vice President


THE BANK OF NEW YORK                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK


By  /s/ Robert J. Joyce                By  /s/ Laura E. Loffredo
Name  Robert J. Joyce                  Name  Laura E. Loffredo
Title  Vice President                  Title  Vice President





                       [SIGNATURES CONTINUED ON NEXT PAGE]

                        [CONTINUATION OF SIGNATURE PAGE]



NATIONSBANK, N.A.                         THE TORONTO-DOMINION BANK


By  /s/ Rajesh Sood                       By  /s/ David G. Parker
Name  Rajesh Sood                         Name  David G. Parker
Title  Vice President                     Title  Mgr. Cr. Admin.


BANK OF TOKYO-MITSUBISHI TRUST            CORESTATES BANK, N.A.
COMPANY

                                          By  /s/ Donna J. Emhart
By  /s/ M. R. Marron                      Name  Donna J. Emhart
Name  M. R. Marron                        Title  Vice President
Title  Vice President


THE FIRST NATIONAL BANK OF                NATIONAL CITY BANK OF
CHICAGO                                   PENNSYLVANIA


By  /s/ Christine Davis                   By  /s/ William S. Harris
Name  Christine Davis                     Name  William S. Harris
Title  Authorized Agent                   Title  Vice President


THE FUJI BANK LIMITED, NEW YORK           UNION BANK OF SWITZERLAND,
BRANCH                                    NEW YORK BRANCH


By  /s/ Raymond Ventura                   By  /s/ Philippe R. Sandmeier
Name  Raymond Ventura                     Name  Philippe R. Sandmeier
Title  Vice President and Manager         Title  Director


                                          By  /s/ Hamilton W. Bullard
                                          Name  Hamilton W. Bullard
                                          Title  Assistant Treasurer